UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 11, 2022
Date of Report (Date of earliest event reported)

AptarGroup, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11846 (Commission File Number)	36-3853103 (IRS Employer Identification No.)

265 Exchange Drive, Suite 100, Crystal Lake,Illinois 60014

(Address of principal executive offices)

Registrant’s telephone number, including area code: 815-477-0424

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	ATR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2022, the Board of Directors (the “Board”) of AptarGroup, Inc. (the “Company”) appointed Matthew L. Trerotola as a director effective as of such date. Mr. Trerotola will serve as a director for a term expiring at the Company’s 2024 annual meeting of stockholders. The Board has determined that Mr. Trerotola is an “independent director” under New York Stock Exchange rules and has not yet determined any Board committee on which Mr. Trerotola will serve.

Mr. Trerotola, 55, has served as the President and Chief Executive Officer of Enovis Corporation (NYSE: ENOV) (formerly Colfax Corporation) (“Enovis”), an innovation-driven medical technology company, since 2015, and serves on the board of directors of Enovis. As a highly accomplished leader with over 30 years of experience, Mr. Trerotola has a distinct focus on accelerating organic growth as well as strategic acquisitions, margin and profitability improvements and talent development.

Mr. Trerotola’s compensation for service on the Board will be consistent with that of other non-employee directors of the Company, as described in the Company’s definitive proxy statement with respect to its 2022 annual meeting of stockholders filed with the Securities and Exchange Commission on March 25, 2022. There are no other arrangements or understandings between Mr. Trerotola and any other person pursuant to which he was appointed as director, and Mr. Trerotola is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AptarGroup, Inc.

Date: September 12, 2022	By:	/s/ Robert W. Kuhn
Robert W. Kuhn
Executive Vice President and Chief Financial Officer